Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Synutra International Inc.:

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-163677 on Form S-3 of our report dated June 15, 2009 (November 2, 2009, as to the effect of retrospective adjustments upon the adoption of ASC 810, Consolidation (pre-codification reference as Statement of Financial Accounting Standards 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendment of  accounting Research Bulletin No. 51”) effective April 1, 2009), relating to the financial statements and financial statement schedules of Synutra International, Inc. (the “Company”) appearing in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2009, and our report dated June 15, 2009, relating to the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
April 21, 2010